Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number RB-1	$ CUSIP

% Debenture Due                         ,

Rate of Interest	Maturity Date	Original Issue Date
%

ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the sum of          DOLLARS on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on          and          of each year and at maturity (an “Interest Payment Date”), commencing on         . (Capitalized terms used herein shall have the meanings assigned in the Indenture referred to on the reverse hereof unless otherwise indicated.)

The interest payable hereon, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the          and          (whether or not a Business Day) preceding such Interest Payment Date; provided that interest payable on the Maturity Date shall be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest, other than interest due on a Maturity Date, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

This Debenture is one of a duly authorized issue of Debentures of the Company designated as its         % Debentures Due          (herein called the “Debentures”), issued and to be issued under an indenture dated as of July 1, 2001 (herein called the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and under an Authorizing Resolution delivered to the Trustee by the Company with respect to the issuance of the Debentures, to which Indenture, Authorizing Resolution and all indentures supplemental thereto reference is hereby made for the definition of certain terms used herein, for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and for the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of a series of securities issued or to be issued by the Company under the Indenture, limited (except as otherwise provided in the Indenture) in aggregate principal amount to $        . The Indenture provides that the Securities of the Company referred to therein (“Securities”), including the Debentures, may be issued in one or more Series, each of which may consist of one or more issues, which different Series and Issues may be issued in such principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions (as defined in the Indenture) relating to the several Series.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by The Bank of New York, the Trustee under the Indenture, or its successor thereunder, or by another Authenticating Agent appointed pursuant to the Indenture, by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:	ANHEUSER-BUSCH COMPANIES, INC.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures referred to in the within- mentioned Indenture.	By
Vice President and Treasurer
The Bank of New York, as Trustee	ATTEST:

BY
Authorized Signatory
Vice President and Secretary

ANHEUSER-BUSCH COMPANIES, INC.

% Debenture Due

The Debentures will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus     basis points plus, in each case, accrued interest thereon to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Debentures to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

Notwithstanding Section 1105 of the Indenture, notice of such redemption need not set forth the redemption price but only the manner of calculation thereof. The Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

The Company shall offer to repurchase the Debentures upon a Change of Control Triggering Event, as follows:

(i) If a Change of Control Triggering Event occurs, unless a notice of redemption has been mailed to the Holders of the Debentures within 30 days after such Event stating that all of the Debentures will be redeemed, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Debentures to repurchase all or any part of that Holder’s Debentures on the terms set forth herein. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Debentures repurchased, plus accrued and unpaid interest, if any, on the Debentures repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, a notice (the “Change of Control Purchase Notice”) shall be mailed to the Holders of the Debentures (with a copy to the Trustee) describing the transaction that constitutes the Change of Control Triggering Event and offering to repurchase the Debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).

    (ii) In order to accept the Change of Control Offer, the Holder must deliver to the Tender Agent, at least five Business Days prior to the Change of Control Payment Date, each of the Holder’s Debentures which (or a portion of which) are to be purchased together with the form attached to the Debentures entitled “Election Form” duly completed, or a telegraph, telex, facsimile transmission or letter from a member of a national securities exchange, the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth with respect to each such Debenture:

(A) the name of the Holder of such Debenture;

(B) the principal amount of such Debenture;

(C) the principal amount of such Debenture to be repurchased;

(D) a statement that the Holder is accepting the Change of Control Offer; and

(E) a guarantee that such Debenture, together with the form entitled “Election Form” duly completed, will be received by the Tender Agent not later than the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable, may be for less than the entire principal amount of a Debenture and shall be subject to such administrative requirements not inconsistent with the terms hereof or of the Indenture as may be required by the Company or the Trustee.

(iii) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(A) accept for payment all Debentures or portions of Debentures properly tendered pursuant to the Change of Control Offer;

(B) deposit with the Tender Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Debentures properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Debentures or portions of Debentures being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Company of Debentures pursuant to the Change of Control Offer have been complied with.

(iv) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Debentures properly tendered and not withdrawn under its offer. In addition, the Company shall not be required to repurchase any Debentures if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(v) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Debentures, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Debentures by virtue of any such conflict.

(vi) For purposes of the Change of Control Offer provisions of the Debentures, the following terms are applicable.

“Change of Control” means the occurrence of any of the following: (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or a Subsidiary thereof) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (B) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons (other than the Company or a Subsidiary thereof); or (C) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (A) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (B) (y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (A) was a member of such Board of Directors on the date the Debentures were issued or (B) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (A) each of Moody’s and S&P; and (B) if either of Moody’s or S&P ceases to rate the Debentures or fails to make a rating of the Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

    “Rating Event” means the rating on the Debentures is lowered by each of the Rating Agencies and the Debentures are rated below an Investment Grade Rating by each of the Rating Agencies within the 60-day period (which 60-day period shall be extended so long as the rating of the Debentures is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (A) the occurrence of a Change of Control and (B) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Tender Agent” means the Trustee or a tender agent selected by the Company which meets the requirements of Section 609 of the Indenture, as specified in the Change of Control Purchase Notice.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

If an Event of Default with respect to the Debentures, as defined in the Indenture and in the Authorizing Resolution, shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

If at any time the Depositary for this Debenture notifies the Company that it is unwilling or unable to continue as Depositary for this Debenture or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this Debenture, and if a successor Depositary eligible under the Indenture for this Debenture is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election that the Debentures of this Issue be represented by a Global Security shall no longer be effective with respect to this Debenture, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Debentures shall authenticate and deliver, Debentures in definitive form in an aggregate principal amount equal to the principal amount of this Debenture in exchange for this Debenture. If the Company determines that the Securities of this Series shall no longer be represented by Global Securities, in accordance with the procedures of the Depositary, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing this Series in exchange for such Global Security or Securities.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Securities; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the Issue or Series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series or Issue.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Debentures), at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued on transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place, and rate, and in the currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company provided for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding any other provision of this Debenture, unless and until this Debenture is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary for this Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for this Debenture or a nominee of such successor Depositary.

The Debentures are issuable only as registered Debentures without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

ELECTION FORM

If you elect to have this Debenture purchased by the Company upon a Change of Control Triggering Event, check this box:

☐

If you want to elect to have only part of this Debenture purchased by the Company upon a Change of Control Triggering Event, state the principal amount to be purchased in part (must be integral multiples of $1,000): $                                                     and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Debentures to be issued to the Holder for the portion of the within Debenture not being repurchased (in the absence of any such specification, one such Debenture will be issued for the portion not being repurchased);                                 .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Debenture)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM TEN ENT JT TEN	— as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —		Custodian
			(Cust)		(Minor)
Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]	[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Debenture on the books of the Issuer, with full power of substitution in the premises.

DATE	SIGNATURE
NOTICE: The signature must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.